CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 20, 2009, with respect to the financial statements and financial highlights of the Madison Mosaic Equity Trust, including the Investors Fund, Balanced Fund, Mid-Cap Fund, Disciplined Equity Fund and Madison Institutional Equity Option Fund, appearing in the December 31, 2008 Annual Report to Shareholders which are incorporated by reference in this Post-Effective Amendment No. 38 to the Registration on Form N-1A (the “Registration Statement”). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectus and under the captions “Disclosure of Portfolio Holdings,” “Independent Registered Public Accounting Firm” and “Financial Statements and Other Additional Information” in the Statement of Additional Information.

GRANT THORNTON LLP

(signature)

Chicago, Illinois
May 1, 2009